                                     CLASS B
                             DISTRIBUTION AGREEMENT


THIS AGREEMENT, made this 1st day of October 1993, between Security Income Fund, a Kansas corporation (hereinafter referred to as the "Company"), and Security Distributors, Inc., a Kansas corporation (hereinafter referred to as the "Distributor").

                                   WITNESSETH:

WHEREAS, the Company is engaged in business as an open-end, management investment company registered under the federal Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Distributor is willing to act as principal underwriter for the Company to offer for sale, sell and deliver after sale, the Class B Shares of the Company's $1.00 par value common stock (hereinafter referred to as the "Shares") on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

 1. EMPLOYMENT OF DISTRIBUTOR. The Company hereby employs the Distributor to act as principal underwriter for the Company with respect to its Class B Shares and hereby agrees that during the term of this Agreement, and any renewal or extension thereof, or until any prior termination thereof, the Distributor shall have the exclusive right to offer for sale and to distribute any and all of its Class B Shares issued or to be issued by the Company. The Distributor hereby accepts such employment and agrees to act as the distributor of the Class B Shares issued or to be issued by the Company during the period this Agreement is in effect and agrees during such period to offer for sale such Shares as long as such Shares remain available for sale, unless the Distributor is unable legally to make such offer for sale as the result of any law or governmental regulation.

 2. OFFERING PRICE AND COMMISSIONS. Prior to the issuance of any Shares by the Company pursuant to any subscription tendered by or through the Distributor and confirmed for sale to or through the Distributor, the Distributor shall pay or cause to be paid to the custodian of the Company in cash, an amount equal to the net asset value of such Shares at the time of acceptance of each such subscription and confirmation by the Company of the sale of such Shares. All Shares shall be sold to the public only at their public offering price at the time of such sale, and the Company shall receive not less than the full net asset value thereof.

 3. ALLOCATION OF EXPENSES AND CHARGES. During the period this Agreement is in effect, the Company shall pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933 (the "1933 Act"), including all expenses in connection with the preparation and printing of any registration statements and prospectuses necessary for registration thereunder but excluding any additional costs and expenses incurred in furnishing the Distributor with prospectuses.

The Company will also pay all costs, expenses and fees incurred in connection with the qualification of the Shares under the applicable Blue Sky laws of the states in which the Shares are offered.

During the period this Agreement is in effect, the Distributor will pay or reimburse the Company for:

     (a) All costs and expenses of printing and mailing prospectuses (other than to existing shareholders) and confirmations, and all costs and expenses of preparing, printing and mailing advertising material, sales literature, circulars, applications, and other materials used or to be used in connection with the offering for sale and the sale of Shares; and

     (b) All clerical and administrative costs in processing the applications for and in connection with the sale of Shares.

The Distributor agrees to submit to the Company for its prior approval all advertising material, sales literature, circulars and any other material which the Distributor proposes to use in connection with the offering for sale of Shares.

 4. REDEMPTION OF SHARES. The Distributor, as agent of and for the account of the Fund, may redeem Shares of the Fund offered for resale to it at the net asset value of such Shares (determined as provided in the Articles of Incorporation or Bylaws) and not in excess of such maximum amounts as may be fixed from time to time by an officer of the Fund. Whenever the officers of the Fund deem it advisable for the protection of the shareholders of the Fund, they may suspend or cancel such authority.

 5. SALES CHARGES. A contingent deferred sales charge shall be retained by the Distributor from the net asset value of Shares of the Fund that it has redeemed, it being understood that such amounts will not be in excess of that set forth in the then-current registration statement of the Fund. Furthermore, the Distributor may retain any amounts authorized for payment to it under the Fund's Distribution Plan.

 6. DISTRIBUTOR MAY ACT AS BROKER AND RECEIVE COMMISSIONS. Notwithstanding any other provisions of this Agreement, it is understood and agreed that the Distributor may act as a broker, on behalf of the Company, in the purchase and sale of securities not effected on a securities exchange, provided that any such transactions and any commission paid in connection therewith shall comply in every respect with the requirements of the 1940 Act and in particular with Section 17(e) of that Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

 7. AGREEMENTS SUBJECT TO APPLICABLE LAW AND REGULATIONS. The parties hereto agree that all provisions of this Agreement will be performed in strict accordance with the requirements of: the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934, the rules and regulations of the Securities and Exchange Commission under said statutes, all applicable state Blue Sky laws and the rules and regulations thereunder, the rules of the National Association of Securities Dealers, Inc., and, in strict accordance with, the provisions of the Articles of Incorporation and Bylaws of the Company.

 8. DURATION AND TERMINATION OF AGREEMENT. This Agreement shall become effective at the date and time that the Company's prospectus, reflecting the underwriting arrangements provided by this Agreement, shall become effective under the 1933 Act, and shall, unless terminated as provided herein, continue in force for two years from that date, and from year to year thereafter, provided that such continuance for each successive year is specifically approved in advance at least annually by either the Board of Directors or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Company and, in either event, by the vote of a majority of the directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting upon such approval. As used in the preceding sentence, the words "interested persons" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act. Written notice of any such approval by the Board of Directors or by the holders of a majority of the outstanding voting securities of the Company and by the directors who are not such interested persons shall be given promptly to the Distributor.

This Agreement may be terminated at any time without the payment of any penalty by the Company by giving the Distributor at least sixty (60) days' previous written notice of such intention to terminate. This Agreement may be terminated by the Distributor at any time by giving the Company at least sixty (60) days' previous written notice of such intention to terminate.

This Agreement shall terminate automatically in the event of its assignment. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

 9. CONSTRUCTION OF AGREEMENT. No provision of this Agreement is intended to or shall be construed as protecting the Distributor against any liability to the Company or to the Company's security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.

Terms or words used in the Agreement, which also occur in the Articles of Incorporation or Bylaws of the Company, shall have the same meaning herein as given to such terms or words in the Articles of Incorporation or Bylaws of the Company.

10. DISTRIBUTOR AN INDEPENDENT CONTRACTOR. The Distributor shall be deemed to be an independent contractor and, except as expressly provided or authorized by the Company, shall have no authority to act for or represent the Company.

11. NOTICE. Any notice required or permitted to be given hereunder to either of the parties hereto shall be deemed to have been given if mailed by certified mail in a postage-prepaid envelope addressed to the respective party as follows, unless any such party has notified the other party hereto that notices thereafter intended for such party shall be mailed to some other address, in which event notices thereafter shall be addressed to such party at the address designated in such request:

                         Security Income Fund
                         Security Benefit Group Building
                         700 Harrison
                         Topeka, Kansas

                         Security Distributors, Inc.
                         Security Benefit Group Building
                         700 Harrison
                         Topeka, Kansas

12. AMENDMENT OF AGREEMENT. No amendment to this Agreement shall be effective until approved by (a) a majority of the Board of Directors of the Company and a majority of the directors of the Company who are not parties to this Agreement or affiliated persons of any such party, or (b) a vote of the holders of a majority of the outstanding voting securities of the Company.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

                                             SECURITY INCOME FUND

                                             BY:  MICHAEL J. PROVINES
                                                  ------------------------------
                                                  President
ATTEST:

AMY J. LEE
------------------------------
Secretary

(SEAL)
                                             SECURITY DISTRIBUTORS, INC.

                                             BY:  HOWARD R. FRICKE
                                                  ------------------------------
                                                  President
ATTEST:

AMY J. LEE
------------------------------
Secretary

(SEAL)

                   AMENDMENT TO CLASS B DISTRIBUTION AGREEMENT


WHEREAS, Security Income Fund (the "Fund") and Security Distributors, Inc. (the "Distributor") are parties to a Class B Distribution Agreement dated October 1, 1994 (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Fund's Class B common stock;

WHEREAS, on October 21, 1994, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the Limited Maturity Bond Series, in addition to its presently offered series of common stock of Corporate Bond Series and U.S. Government Series;

WHEREAS, on October 21, 1994, the Board of Directors of the Fund further authorized the Fund to offer shares of the Limited Maturity Bond Series in two classes, designated Class A shares and Class B shares; and

WHEREAS, on October 21, 1994, the Board of Directors of the Fund approved an amendment to the Class B Distribution Agreement between the Fund and the Distributor to include the sale of Class B shares of the Limited Maturity Bond Series;

NOW, THEREFORE BE IT RESOLVED, that the Fund and Distributor hereby amend the Class B Distribution Agreement to include the sale of Class B shares of the Limited Maturity Bond Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class B Distribution Agreement this 30th day of December 1994.

                                             SECURITY INCOME FUND

                                             By:  JOHN D. CLELAND
                                                  ------------------------------
                                                  President
ATTEST:

AMY J. LEE
------------------------------
Secretary
                                             SECURITY DISTRIBUTORS, INC.

                                             By:  RICHARD K RYAN
                                                  ------------------------------
                                                  President
ATTEST:

AMY J. LEE
------------------------------
Secretary

                   AMENDMENT TO CLASS B DISTRIBUTION AGREEMENT


WHEREAS, Security Income Fund (the "Fund") and Security Distributors, Inc. (the "Distributor") are parties to a Class B Distribution Agreement dated October 1, 1993 (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Fund's Class B common stock;

WHEREAS, on February 3, 1995, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the Global Aggressive Bond Series, in addition to its presently offered series of common stock of Corporate Bond Series, Limited Maturity Bond Series and U.S. Government Series;

WHEREAS, on February 3, 1995, the Board of Directors of the Fund further authorized the Fund to offer shares of the Global Aggressive Bond Series in two classes, designated Class A shares and Class B shares; and

WHEREAS, on February 3, 1995, the Board of Directors of the Fund approved an amendment to the Class B Distribution Agreement between the Fund and the Distributor to include the sale of Class B shares of the Global Aggressive Bond Series;

NOW, THEREFORE BE IT RESOLVED, that the Fund and Distributor hereby amend the Class B Distribution Agreement to include the sale of Class B shares of the Global Aggressive Bond Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class B Distribution Agreement this 18th day of April, 1995.

ATTEST:                                   SECURITY INCOME FUND

            AMY J. LEE                    By:        JOHN D. CLELAND
-----------------------------------          -----------------------------------
       Amy J. Lee, Secretary                     John D. Cleland, President

ATTEST:                                   SECURITY DISTRIBUTORS, INC.

            AMY J. LEE                    By:          RICHARD K RYAN
-----------------------------------          -----------------------------------
       Amy J. Lee, Secretary                      Richard K Ryan, President

                   AMENDMENT TO CLASS B DISTRIBUTION AGREEMENT


WHEREAS, Security Income Fund (the "Fund") and Security Distributors, Inc. (the "Distributor") are parties to a Class B Distribution Agreement dated October 1, 1993, as amended (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Fund's Class B common stock;

WHEREAS, on May 3, 1996, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the High Yield Series, in addition to its presently offered series of common stock of Corporate Bond Series, U.S. Government Series, Limited Maturity Bond Series, and Global Aggressive Bond Series;

WHEREAS, on May 3, 1996, the Board of Directors of the Fund further authorized the Fund to offer shares of the High Yield Series in two classes, designated Class A shares and Class B shares; and

WHEREAS, on May 3, 1996, the Board of Directors of the Fund approved an amendment to the Class B Distribution Agreement between the Fund and the Distributor to include the sale of Class B shares of the High Yield Series;

NOW, THEREFORE BE IT RESOLVED, that the Fund and Distributor hereby amend the Class B Distribution Agreement to include the sale of Class B shares of the High Yield Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class B Distribution Agreement this 13th day of May 1996.

ATTEST:                                   SECURITY INCOME FUND

            AMY J. LEE                    By:        JOHN D. CLELAND
-----------------------------------          -----------------------------------
       Amy J. Lee, Secretary                     John D. Cleland, President

ATTEST:                                   SECURITY DISTRIBUTORS, INC.

            AMY J. LEE                    By:          RICHARD K RYAN
-----------------------------------          -----------------------------------
       Amy J. Lee, Secretary                      Richard K Ryan, President

                   AMENDMENT TO CLASS B DISTRIBUTION AGREEMENT


WHEREAS, Security Income Fund (the "Fund") and Security Distributors, Inc. (the "Distributor") are parties to a Class B Distribution Agreement dated October 1, 1993, as amended (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Fund's Class B common stock;

WHEREAS, on February 7, 1997, the Board of Directors of the Fund authorized the Fund to offer its common stock in two new series designated as the Emerging Markets Total Return Series and the Global Asset Allocation Series, in addition to its presently offered series of common stock of Corporate Bond Series, U.S. Government Series, Limited Maturity Bond Series, Global Aggressive Bond Series, and High Yield Series;

WHEREAS, on February 7, 1997, the Board of Directors of the Fund further authorized the Fund to offer shares for each of the Emerging Markets Total Return Series and the Global Asset Allocation Series in two classes, designated Class A shares and Class B shares; and

WHEREAS, on February 7, 1997, the Board of Directors of the Fund approved an amendment to the Class B Distribution Agreement between the Fund and the Distributor to include the sale of Class B shares for each of the Emerging Markets Total Return Series and the Global Asset Allocation Series;

NOW, THEREFORE BE IT RESOLVED, that the Fund and Distributor hereby amend the Class B Distribution Agreement to include the sale of Class B shares for each of the Emerging Markets Total Return Series and the Global Asset Allocation Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class B Distribution Agreement this 12th day of March, 1997.

ATTEST:                                    SECURITY INCOME FUND

By:            AMY J. LEE                  By:          JOHN D. CLELAND
     --------------------------------           --------------------------------
          Amy J. Lee, Secretary                    John D. Cleland, President

ATTEST:                                    SECURITY DISTRIBUTORS, INC.

By:            AMY J. LEE                  By:          RICHARD K RYAN
     --------------------------------           --------------------------------
          Amy J. Lee, Secretary                    Richard K Ryan, President

                   AMENDMENT TO CLASS B DISTRIBUTION AGREEMENT

WHEREAS, Security Income Fund (the "Fund") and Security Distributors, Inc. (the "Distributor") are parties to a Class B Distribution Agreement dated October 1, 1993, as amended (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Fund's Class B common stock;

WHEREAS, on February 10, 1999, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the Capital Preservation Series, in addition to its presently offered series of common stock of Corporate Bond Series, U.S. Government Series, Limited Maturity Bond Series, Global High Yield Series, High Yield Series, Emerging Markets Total Return Series and Global Asset Allocation Series;

WHEREAS, on February 10, 1999, the Board of Directors of the Fund further authorized the Fund to offer shares of the Capital Preservation Series in three classes, designated Class A shares, Class B shares and Class C shares; and

WHEREAS, on February 10, 1999, the Board of Directors of the Fund approved an amendment to the Class B Distribution Agreement between the Fund and the Distributor to include the sale of Class B shares for the Capital Preservation Series.

NOW, THEREFORE BE IT RESOLVED, that the Fund and Distributor hereby amend the Class B Distribution Agreement to include the sale of Class B shares for the Capital Preservation Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class B Distribution Agreement this ______ day of ____________, 1999.


ATTEST:                                    SECURITY INCOME FUND

By:                                        By:
     --------------------------------           --------------------------------
          Amy J. Lee, Secretary                 James R. Schmank, Vice President

ATTEST:                                    SECURITY DISTRIBUTORS, INC.

By:                                        By:
     --------------------------------           --------------------------------
          Amy J. Lee, Secretary                    Richard K Ryan, President